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                                                                      EXHIBIT 21

                            ACME METALS INCORPORATED
                               SUBSIDIARY LISTING
                              AS OF MARCH 10, 1999
                (OPERATING COMPANIES ARE IN UPPER CASE AND BOLD)



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SUBSIDIARY NAME, D/B/A,                         PERCENTAGE           STATE OR COUNTRY
AND ITS SUBSIDIARIES                           OF OWNERSHIP          OF INCORPORATION           TYPE OF BUSINESS
-----------------------                        ------------          -----------------          ----------------
ACME STEEL COMPANY                                 100%                  Delaware               Integrated steel producer

          Alabama Metallurgical                    100%                  Washington             Inactive
          Corporation

          Tilden Iron Mining Company              58.7%                  West Virginia          Owns land in Wisconsin
                                                                                                on which timber cutting
                                                                                                takes place

ACME PACKAGING                                     100%                  Delaware               Manufacture and sale of
CORPORATION                                                                                     strapping and related tools
(d/b/a Acme Steel Packaging
Corporation, State of California)

(d/b/a RAPZ Strapping Products, State
of Illinois and town of New Britain,
Connecticut)

       Acme Steel Company                          100%                  Barbados               Foreign trading company
       International, Inc.


ALPHA TUBE CORPORATION                             100%                  Delaware               Manufacture and sale of
(d/b/a Walbridge Steel, States of                                                               welded carbon steel tubing
Michigan and Ohio)

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